UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    January 30, 2008

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Contango Oil & Gas Company’s previously announced sale of its Eastern Core Fayetteville Shale properties to XTO Energy Inc. (“XTO”) (NYSE: XTO) closed on January 30, 2008. The sale is effective as of December 1, 2007. The Company received a total of approximately $128 million and intends to use a large percentage of the proceeds to finance the purchase of natural gas and oil properties utilizing a 1031 like-kind exchange structure.

The sale was made pursuant to an Asset Purchase Agreement which was previously reported and filed as an exhibit to the Company’s current report on Form 8-K on January 10, 2008.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated statements of operations for the year ended June 30, 2007 and for the three months ended September 30, 2007 and pro forma condensed consolidated balance sheet as of September 30, 2007 are filed as Exhibit 99.2 and incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Press release dated January 30, 2008.

99.2	Unaudited pro forma consolidated statements of operations for the year ended June 30, 2007 and for the three months ended September 30, 2007 and condensed consolidated balance sheet as of September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: February 5, 2008	By:	/s/ KENNETH R. PEAK

Kenneth R. Peak
Chairman and Chief Executive Officer